EXHIBIT 5


                                                              February 6, 2001


Sales OnLine Direct, Inc.
4 Brussels Street
Worcester, MA 01610

         Re: Sales OnLine Direct, Inc., a Delaware corporation Registration Statement on Form S-8

Gentlemen:

         We are legal counsel for Sales OnLine Direct, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an aggregate of 3,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"). This opinion letter, together with Schedule A attached hereto (this "Opinion Letter"), is being rendered in connection with the filing of the Registration Statement.

         The 3,000,000 Shares covered by the Registration Statement are issuable under the Company's 2001 Non-Qualified Stock Option Plan (referred to herein as the "Plan").

         In connection with this Opinion Letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. a certificate from the Secretary of State of the State of Delaware dated January 23, 2001 as to the legal existence and good standing of the Company;

         2. a certified copy of the Certificate of Incorporation of the Company, as amended to date, and a certificate of the Secretary that there have been no further amendments thereto;

         3. a copy of the By-laws of the Company, certified by the Secretary of the Company as presently being in effect;

         4. certain proceedings of the directors of the Company relative to the Plan and Options granted under the Plan, certified by the Secretary of the Company;

         5. the Plan and form of option agreement;

         6. a letter of recent date from the Company's transfer agent as to the issued and outstanding shares of the Company's Common Stock, $.001 par value per share;

         7. a form of representation letter from the Company and each employee receiving options under the Plan regarding services rendered to the Company by such employees;

         8. a form of subscription agreement between the Company and each employee pursuant to which the employee subscribes to options and the underlying shares of Common Stock;

         9. a letter  from the  Company  stating  the number of shares of Common
Stock reserved for issuance upon exercise or conversion of any options, warrants, or other convertible securities, or other rights or agreements to acquire shares of Common Stock of the Company; and

         10. the Registration Statement.

         We have assumed, for the purposes of our opinion herein, that any conditions to the issuance of the Shares under the Plan have been or will be satisfied in full.

         We  have,   without   independent   investigation,   relied   upon  the
representations and warranties of the various parties as to matters of objective fact contained in the Documents.

         In addition, this Firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with the preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of these assumptions is inappropriate, and, with your concurrence, the opinion hereafter expressed is based upon those assumptions. The Enumerated Party referred to in Schedule A is the Company.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with those of our attorneys who have devoted substantive attention to the preparation of the Registration Statement, and (3) such review of published sources of law as we have deemed necessary.

         Our  opinions   contained  herein  are  limited  to  the  laws  of  the
Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We express no legal opinion upon any matter other than that explicitly addressed below, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Plan and the form of opinion agreement, the Shares will be validly issued, fully paid, and non-assessable.

         We hereby  consent to the  reference  to this firm in the  Registration
Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,

                                          BROWN, RUDNICK, FREED & GESMER, P.C.

                                   By:  /s/Steven R. London
                                        ----------------------------------------
                                        Steven R. London, a Member

SRL:JGN:MSG

                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS


         In rendering legal opinions, Brown, Rudnick, Freed & Gesmer makes certain customary assumptions described below:

1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

2. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

3. All official public records are accurate, complete and properly indexed and filed.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

5. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

6. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

7. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

8. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.